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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Annual Report on Form 10-K of our reports dated March 21, 1997 (the "Reports"), covering the financial statements of Gena Laboratories, Inc, Body Drench division, JDS Manufacturing Co., Inc, and Kotchammer Investments, Inc. In addition, we hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated February 19, 1998 (the "1998 Report") covering Styling Technology Corporation (the "Company"). In addition, as independent public accountants, we hereby consent to the incorporation by reference of the Reports and the 1998 Report in the Company's previously filed Registration Statements on Forms S-8 No. 333-43599 and No. 333-47131 filed on December 31, 1997 and February 27, 1998, respectively.

                                                /s/ ARTHUR ANDERSEN LLP

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                                                   ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  February 19, 1998.